                                                                     Exhibit 2.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     This Assignment and Assumption Agreement (the "Agreement") is entered into as of July 25, 1995 (the "Effective Date"), by and between Catalytica Combustion Systems, Inc. (the "Company"), a Delaware corporation, with its principal place of business at 430 Ferguson Drive, Mountain View, California 94943-5272 and Catalytica, Inc., a Delaware corporation (the "Assignor"):

                                R E C I T A L S

     WHEREAS, Assignor has developed and owns certain technology, intellectual property and other property related to the catalysts, catalytic combustion and catalytic processes for use in combustion systems for gas turbine burners, furnaces and the like to improve combustion efficiency and/or reduce pollutants in the gaseous effluents (collectively, the "Catalytica Combustion Systems Line of Business"); and to the research and development, manufacture and commercialization of products, services and processes in the sensor field (collectively, the "Advanced Sensor Devices Line of Business").

     WHEREAS, for valuable consideration, the Company desires to acquire all right, title and interest in and to the technology, intellectual property and other property and assume all liabilities related thereto.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1.    Definitions.
           -----------

           1.1.  "Intellectual Property" shall mean any and all ideas,
                  ---------------------
procedures, processes, designs, inventions, discoveries, technologies, know-how, show-how, documents and works of authorship, including without limitation any and all (i) issued United States and foreign patents, utility models and the like, applications therefor pending before any relevant authority worldwide, any patents, utility models and the like issuing from such applications, and any additions, continuations, continuations-in-part, divisions, reissues or extensions based thereon, (ii) copyrights and other rights in works of authorship, (iii) mask work rights, (iv) trade secrets, (v) rights in trademarks, trade names, service marks or other product or corporate identifications and (vi) any other intellectual property rights that are in existence on the Effective Date, in each case specifically related to the Catalytica Combustion Systems Line of Business and the Advanced Sensor Devices Line of Business, including without limitation any works of authorship, set forth in Exhibits 1, 2, 3, and 4 hereto.
         -----------------------

           1.2.  "Transferred Property" shall mean the assets set forth in
                  --------------------
Exhibits 1, 2, 3, and 4 hereto.
------------------------------

     2.    Assignment.
           ----------

           2.1.  Assignment.  Assignor hereby assigns, delivers and conveys to
                 ----------
Company and its successors and assigns all of his right, title and interest in and to the Intellectual Property and the Transferred Property, and the Company hereby accepts such assignment, delivery and conveyance of the Intellectual Property and Transferred Property and assumes the liabilities related thereto as described in Exhibits 1, 2, 3, and 4. As part of such assignment, Assignor
             -----------------------
hereby assigns to Company the right to pursue any actions for infringement of the Intellectual Property which arose prior to the Effective Date.

     3.    Obligations of Assignor.
           -----------------------

           3.1.  Further Assurances.  Assignor agrees, upon the request and at
                 ------------------
the expense of Company at any time, to take, or cause to be taken, such further action, including execution and delivery of further instruments of sale, transfer or assignment, as may be reasonably necessary for Company to obtain the full benefits of this Agreement and the transactions contemplated hereby, including without limitation the execution of a Bill of Sale in favor of the Company in the form attached hereto as Exhibit A.
                                       ---------

           3.2.  Cooperation.  Assignor further agrees, without charge to
                 -----------
Company but at Company's expense, to assist the Company in enforcing and defending its rights in the Intellectual Property.

           3.3.  Intellectual Property Prosecutions, Registrations and
                 ------------------------------------------------------
Maintenance. Assignor agrees, without charge to Company but at Company's
-----------
expense, to cooperate with and assist Company in (a) the preparation, filing and prosecution of United States and foreign patent applications claiming the Intellectual Property and (b) the preparation and filing of copyright and trademark registrations with respect to the Intellectual Property, and to perform such acts, including without limitation the execution, verification, acknowledgment and delivery of patent applications and other documents, as Company may lawfully request in order to obtain or maintain patents or copyright or trademark registrations for the Intellectual Property worldwide.

           3.4.  Confidentiality.  Assignor will maintain in confidence and will
                 ---------------
not use or disclose to third parties the Intellectual Property. Assignor will have no obligation hereunder to the extent Assignor can demonstrate that:

          (a) the Intellectual Property was publicly known and made generally available in the public domain prior to the Effective Date; or

          (b) the Intellectual Property becomes publicly known and made generally available after the Effective Date through no action or inaction of Assignor, or

          (c) the Intellectual Property is received by Assignor after the Effective Date from a third party without restrictions similar to the terms hereof on the third party's right to use or disclose.

     4.    Payment and Acceptance. In payment for the Intellectual Property and
           ----------------------
Transferred Property and assumption of the liabilities in Exhibits 1, 2, 3 and
                                                          --------------------
4, the Company hereby agrees to issue to Assignor 7,000,000 shares of its Series
-
A Preferred Stock, 500,000 shares of its Common Stock upon the execution of this Agreement, and a promissory note in the principal amount of $1,225,000, in substantially the form attached hereto as Exhibit B.
                                          ---------

     5.    General Provisions.
           ------------------

           5.1.  Counterparts. This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

           5.2.  Amendments. This Agreement may be amended or supplemented only
                 ----------
by a writing that is signed by duly authorized representatives of both parties.

           5.3.  Entire Agreement. This Agreement, including all Exhibits to
                 ----------------
this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.


           5.4.  Choice of Law. This Agreement will be governed by and construed
                 -------------
in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

           5.5.  Choice of Forum. The parties hereby submit to the jurisdiction
                 ---------------
of, and waive any venue objections against, the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation between the parties arising out of this Agreement.

           5.6.  Waiver. No term or provision hereof will be considered waived
                 ------
by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different or subsequent breach by either party.

           5.7.  Severability. If any part of this Agreement is found invalid or
                 ------------
unenforceable, (a) the parties shall immediately enter into good faith negotiations to amend such party to achieve as nearly as possible the same economic effect as the original provision and (b) the remainder of this Agreement will remain in full force and effect.

           5.8.  Publicity. Assignor will not disclose the existence or terms of
                 ---------
this Agreement unless granted the permission to do so in writing by Company prior to such disclosure.

           5.9.  Notice.  Any notice provided for or permitted under this
                 ------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

               If to the Assignor:  Catalytica, Inc.
                                    430 Ferguson Drive
                                    Mountain View, California 94943-5272

               If to the Company:   Catalytica Combustion Systems, Inc.
                                    430 Ferguson Drive
                                    Mountain View, California 94943-5272

     Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.


THE COMPANY:                                 ASSIGNOR:

CATALYTICA COMBUSTION SYSTEMS, INC.          CATALYTICA, INC.

By: /s/ Robert L. Garten                     By: /s/ Ricardo B. Levy
   --------------------------------             -----------------------------
Title: President                             Title:
      -----------------------------                --------------------------

                                EXHIBITS 1 AND 2
                                ----------------

                    DESCRIPTION OF THE INTELLECTUAL PROPERTY

                          AND THE TRANSFERRED PROPERTY

          10. 1,864,206 shares of Common Stock of Advanced Sensor Devices, a California corporation.

          11.  Also see items listed on Exhibits 1, 2, 3 and 4 attached hereto.
                                        ----------------------


                       DESCRIPTION OF ASSUMED LIABILITIES

     Any and all liabilities whether accrued or contingent, known or unknown, and arising before or after the date hereof relating to the items listed on

Exhibits 1, 2, 3 and 4 hereto.
----------------------

                                                                          1 of 1

                                   EXHIBIT 1

Description of Contracts
------------------------

1. Letter of Intent between Allison Engine Company and Catalytica, Inc. dated January 11, 1993.

2. Purchase Order Agreements between Allison Engine Company and Catalytica, Inc. dated August 11, 1994 and December 21, 1994, including Amendment No. 1 dated February 21, 1995 to the December 21, 1994 Purchase Order Agreement.

3. Agreement between Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc. dated January 31, 1995.

4. Joint Test Agreement among General Electric Company, Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc. dated November 21, 1990 and amendments thereto.

5. Agreement among Honda R&D Company, Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc. dated November 26, 1991.

6. Loan Agreement between Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc. dated November 27, 1991.

7. Service Agreement between Pittiglio, Rubin, Todd and McGrath and Catalytica, Inc. dated April 28, 1994.

8. Addendum to Purchase Order HD 9405646 between Solar Turbines Incorporated and Catalytica, Inc. dated September 2, 1994.

9. Confirmation Agreement Regarding Amendment of the Agreement with Honda Technical Research Institute K.K. dated November 26, 1991 between Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc.

10. Cooperative Research and Development Agreement No. TSB-841-94 between The Regents for the University of California, Lawrence Livermore National Laboratory and Catalytica, Inc. dated (last signed) January 20, 1995.

11. Marketing Communications Program Agreement between Michael Scott Studios and Catalytica, Inc. dated March 22, 1995.

12. Collaboration Agreement among AGC Project Development, Inc., Tanaka Kikinzoku Kogyo K.K. and Catalytica, Inc. dated November 2, 1993.

13. Various Confidential Disclosure Agreements and Consulting Agreements relating to Catalytica Combustion Systems, Inc.'s business.

                                   EXHIBIT 2
                                   ---------

                    DESCRIPTION OF THE INTELLECTUAL PROPERTY

                          AND THE TRANSFERRED PROPERTY

1.  Patents and Patent Applications
    -------------------------------

--------------------------------------------------------------------------------------------
               Title                   Patent or Patent       Country      Owned or Licensed
                                       Application No.
--------------------------------------------------------------------------------------------
Graded Palladium-Containing                                          U.S.   Co-owned w/TKK
Partial Combustion Catalyst                     5,258,349

--------------------------------------------------------------------------------------------
Graded Palladium-Containing                                          U.S.   Co-owned w/TKK
Partial Combustion Catalyst
and a Process for Using It                      5,248,251

--------------------------------------------------------------------------------------------
Catalyst Structure Having                                            U.S.   Co-owned w/TKK
Integral Heat Exchange                          5,250,489
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                          Canada   Co-owned w/TKK
Integral Heat Exchange                          2,096,950
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                           China   Co-owned w/TKK
Integral Heat Exchange                          911112146
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                             EPO   Co-owned w/TKK
Integral Heat Exchange                           92902350
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                           Japan   Co-owned w/TKK
Integral Heat Exchange                           04502665
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                           Korea   Co-owned w/TKK
Integral Heat Exchange                           93701567
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                          Russia   Co-owned w/TKK
Integral Heat Exchange                         9304314600
--------------------------------------------------------------------------------------------
Catalyst Structure Having                                          Taiwan   Co-owned w/TKK
Integral Heat Exchange                           81104052
--------------------------------------------------------------------------------------------
A Partial Combustion Process                                         U.S.   Co-owned w/TKK
and a Catalyst Structure for
Use in the Process                              5,326,253
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
               Title                   Patent or Patent       Country      Owned or Licensed
                                       Application No.
--------------------------------------------------------------------------------------------

Palladium Partial Combustion                                       Canada   Co-owned w/TKK
Catalysts and a Process for
Using Them                                      2,096,949

--------------------------------------------------------------------------------------------
Palladium Partial Combustion                                          EPO   Co-owned w/TKK
Catalysts and a Process for
Using Them                                      929059228

--------------------------------------------------------------------------------------------
Palladium Partial Combustion                                        Japan   Co-owned w/TKK
Catalysts and a Process for
Using Them                                       04505668

--------------------------------------------------------------------------------------------
Palladium Partial Combustion                                        Korea   Co-owned w/TKK
Catalysts and a Process for
Using Them                                       93701566

--------------------------------------------------------------------------------------------
Palladium Partial Combustion                                       Russia   Co-owned w/TKK
Catalysts and a Process for
Using Them                                     9303997100

--------------------------------------------------------------------------------------------
Partial Combustion Process                                           U.S.   Co-owned w/TKK
and Catalyst Structure for
Use in the Process                             08/371,561
--------------------------------------------------------------------------------------------
Multistage Process for                                               U.S.   Co-owned w/TKK
Combusting Fuel Mixtures
Using Oxide                                     5,232,357
--------------------------------------------------------------------------------------------
Process for Burning                                                  U.S.   Co-owned w/TKK
Combustible Mixtures                            5,425,632
--------------------------------------------------------------------------------------------
Partial Combustion Catalyst of                                       U.S.   Co-owned w/TKK
Palladium on a Zirconia
Support and a Process for
Using It                                        5,259,754

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
               Title                   Patent or Patent       Country      Owned or Licensed
                                       Application No.
--------------------------------------------------------------------------------------------

Partial Combustion Catalyst of                                       U.S.   Co-owned w/TKK
Palladium on a Zirconia
Support and a Process for
Using It                                        5,405,260

--------------------------------------------------------------------------------------------
Mixed Metal Partial                                                  U.S.   Co-owned w/TKK
Combustion Catalyst
Containing Palladium and a
Process for Using It                           08/367,674
--------------------------------------------------------------------------------------------
Two-stage Process for                                                U.S.   Co-owned w/TKK
Combusting Fuel Mixtures                        5,183,401
--------------------------------------------------------------------------------------------
Cooled Support Structure                                             U.S.   Co-owned w/TKK
for a Catalyst                                 08/165,966
--------------------------------------------------------------------------------------------
Cooled Support Structure                                              PCT   Co-owned w/TKK
for a Catalyst                             PCT/US94/14153
--------------------------------------------------------------------------------------------
Cooled Support Structure                                              EPO   Co-owned w/TKK
for a Catalyst                                   84100544
--------------------------------------------------------------------------------------------
Improved Catalyst Structure                                          U.S.   Co-owned w/TKK
Employing Integral Heat
Exchange                                       08/205,279

--------------------------------------------------------------------------------------------
Improved Catalyst Structure                                           PCT   Co-owned w/TKK
Employing Integral Heat
Exchange                                   PCT/US95/01903

--------------------------------------------------------------------------------------------
Improved Catalyst Structure                                        Taiwan   Co-owned w/TKK
Employing Integral Heat
Exchange                                         84102752

--------------------------------------------------------------------------------------------
Multistage Process for                                               U.S.   Co-owned w/TKK
Combusting Fuel Mixtures                        5,281,128
--------------------------------------------------------------------------------------------
Multistage Process for                                             Canada   Co-owned w/TKK
ombusting Fuel Mixtures                         2,096,951
--------------------------------------------------------------------------------------------
Multistage Process for                                                EPO   Co-owned w/TKK
Combusting Fuel Mixtures                         29021145
--------------------------------------------------------------------------------------------
Multistage Process for                                              Japan   Co-owned w/TKK
Combusting Fuel Mixtures                         04502666
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
               Title                   Patent or Patent       Country      Owned or Licensed
                                       Application No.
--------------------------------------------------------------------------------------------

Multistage Process for                                              Korea   Co-owned w/TKK
Combusting Fuel Mixtures                          3701568
--------------------------------------------------------------------------------------------
Multistage Process for                                             Russia   Co-owned w/TKK
Combusting Fuel Mixtures                      93043040200
--------------------------------------------------------------------------------------------
Improved Process and Catalyst                                        U.S.   Co-owned w/TKK
Structure Employing Integral
Heat Exchange with Optional
Downstream Flameholder                         08/378,206


--------------------------------------------------------------------------------------------
Improved Process and Catalyst                                         PCT   Co-owned w/TKK
Structure Employing Integral
Heat Exchange with Optional
Downstream Flameholder                     PCT/US95/01989


--------------------------------------------------------------------------------------------
Improved Process and Catalyst                    84102753          Taiwan   Co-owned w/TKK
Structure Employing Integral Heat
Exchange with Optional Downstream
Flameholder
--------------------------------------------------------------------------------------------
Improved Support Structure                                           U.S.   Co-owned w/TKK
for a Catalyst                                 08/462,639                       and GE
--------------------------------------------------------------------------------------------

                                   EXHIBIT 3

                            Description of Contracts
                            ------------------------



1. Service Agreement between Logical Services, Incorporated and Catalytica, Inc. dated June 10, 1994.

2.   Service Agreement between MQA and Catalytica, Inc. dated June 10, 1994.

3. Contract for Research between Gas Research Institute and Catalytica, Inc. dated November 5, 1991 and amendments thereto.

4. Cooperative Research and Development Agreement between Naval Research Laboratory and Catalytica, Inc. dated (last signed) March 2, 1994.

5. Field Test Agreement between Shell Development Company and Catalytica, Inc. dated January 31, 1994.

6. Field Test Agreement between Occidental Chemical Corporation and Catalytica, Inc. dated (effective date) December 15, 1994.

7. Contract No. 9027594 between Pacific Gas Transmission Company and Catalytica, Inc. dated November 14, 1994.

8. Field Test Agreement among Southern California Gas Company, Central Plants, Inc. and Catalytica, Inc. dated November 4, 1994.

9. Field Test Agreement between Texas Eastern Transmission Corporation and Catalytica, Inc. dated (last signed) October 18, 1994.

10. Vendor Leasing and Remarketing Agreement between Trinity Capital Corporation and Catalytica, Inc. dated January 26, 1995.

11. Various Confidential Disclosure Agreements and Consulting Agreements relating to Advanced Sensor Devices Inc.'s business.

                                   EXHIBIT 4

                    Description of the Intellectual Property
                    -------------- -------------------------

                          and the Transferred Property
                          ----------------------------

1.  Patents and Patent Applications
    -------------------------------

                                            Patent or Patent                    Owned or
----------------------------------------    Application No.      Country        Licensed
                 Title                      ----------------    ----------      --------
----------------------------------------
NOx Sensor Assembly                                 08/080,679        U.S.             Owned
NOx Sensor Assembly                                  919117051        EPO(1)           Owned
NOx Sensor Assembly                                    3511506       Japan             Owned
NOx Sensor Assembly                                   80109877      Taiwan             Owned
NOx Sensor Assembly and Process for                  5,314,828        U.S.             Owned
Detecting NOx

NOx Sensor Assembly and Process for                  911096175      China             Owned
Detecting NOx

NOx Sensor Assembly and Process for                  919122218       EPO(2)           Owned
Detecting NOx

NOx Sensor Assembly and Process for                    3511510      Japan             Owned
Detecting NOx

NOx Sensor Assembly and Process for                   92703214      Korea             Owned
Detecting NOx

NOx Sensor Assembly and Process for                   80109878     Taiwan             Owned
Detecting NOx

SOx Sensor and Process for Detecting SOx             5,338,515        U.S.             Owned

------------------
(1) EPO Application (designated states: Austria, Belgium, Denmark, France, Germany, Great Britain, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden and Switzerland).

(2) Same as "1" above.

                                   EXHIBIT A
                                   ---------

                                  BILL OF SALE

     Catalytica, Inc. ("Catalytica"), for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Catalytica Combustion Systems, Inc., a Delaware corporation, its successors and assigns, all of the right, title and interest of Catalytica in and to the tangible assets listed on Exhibits 1, 2, 3 and 4 hereto.
          ----------------------

     IN WITNESS WHEREOF, the undersigned has executed and delivered this instrument, effective as of the 25th day of July, 1995.

                              CATALYTICA, INC


                              By: /s/ Ricardo B. Levy
                                 --------------------------------
                              Title:
                                    -----------------------------